Exhibit 2

MANUAL FOR SHAREHOLDER'S PARTICIPATION

AT THE ORDINARY AND EXTRAORDINARY GENERAL MEETING 2020

TABLE OF CONTENTS

1.     Message from the administration

               - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - -

2.     Invitation

               - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - -

3.     The Meeting

               - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

4.     Procedures, guidelines and deadlines for participation in the Meeting

4.1. Individuals

4.2. Legal Entities

4.3. Investment Funds

4.4. ADR Holders

4.5. Distance Voting Form

              - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - -

5.     Call Notice

              - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

6.     Explanatory Texts of the matters to be deliberated at the Meeting

              - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - -- - - - - - - -

7.     Related documents and links

              - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

8.     Annex I - Power of Attorney

1. MESSAGE FROM THE ADMINISTRATION

Dear Shareholders,

The Management of Oi S.A. - Under Judicial Reorganization (“Oi” or “Company”) hereby invites you to attend the next Company’s Annual General and Extraordinary Shareholders’ Meeting (“Meeting”), called for April 30, 2020, at 11 a.m., at the Company's headquarters located at Rua do Lavradio, nº 71, Centro, Rio de Janeiro - RJ, to  deliberate on: At the Annual General Shareholders’ Meeting: (i) analysis of management accounts, examine, discuss and vote on the financial statements related to the fiscal year ended on December 31, 2019; (ii) allocation of the results for the fiscal year ended December 31, 2019; (iii) Establishment of the total annual compensation of Management and members of the Company's Fiscal Council; and (iv) election of the members of the Fiscal Council and their respective alternates; At the Extraordinary General Shareholders’ Meeting: (v) the ratification of the election to the Board of Directors, in addition to the term of office, of appointed members occupying positions on the Board of Directors, pursuant to article 150 of Law No. 6404 of December 15, 1976 at Meetings of the Board of Directors held on March 4 and 13, 2020; and (vi) the re-ratification of the overall compensation of administration approved at the Ordinary and Extraordinary General Meeting held on April 26, 2019.

It should be noted that throughout 2019 Oi fulfilled its obligations under the Judicial Reorganization Plan, within the established schedule, and launched the Strategic Plan for the transformation of its business, aiming at its short and medium term sustainability and the generation of value in the medium and long term. Announced to the market in July 2019, the Strategic Plan aims to make Oi the largest telecommunications infrastructure company in the country, enabling the massification of high-speed fiber broadband, the provision of solutions for the Corporate segment and the implementation of 5G in Brazil. The Strategic Plan is structured on four major fronts: (a) to promote the advancement of fiber optics in the country, considering the non-replicable infrastructure of Oi, essential for 5G; (b) to ensure the sustainable Company’s operation; (c) to proceed with the sale of non-essential assets; and (d) to seek options for the construction of funding for necessary investments.

In this sense, the Company has been working to generate resources by raising funds in the market or selling assets and, at the end of last year, it issued debentures (not convertible into shares) for private placement in the total amount of up to R$ 2.5 billion. By doing that, the Company returned to the market, raising a new debt, as foreseen in the Judicial Reorganization Plan. It is also worth remembering that, as the result of a work and negotiations conducted in 2019, the Company completed the sale of its interest in Unitel S.A. (“Unitel”), in Africa, which brought more tranquility to the execution of the investment strategy foreseen in the Strategic Plan. The total value of the transaction was US$ 1 billion, which allowed the entry of new resources in the Company's cash flow and the reduction of expenses with the end of the litigation regarding the sale of Unitel, ensuring greater financial liquidity and improvement in Oi's cash flow.

The transformation process initiated from the Strategic Plan has begun to show positive results in the Company’s operational and financial indicators, and this movement will be accelerated from 2020, reaching the consolidation in 2021.

The Company's management appreciates the trust placed in Oi and its Managers, and reaffirms its intention to continue to act in order to comply with the principles of transparency, equity, accountability, corporate responsibility and ethics.

This Manual for Shareholders' Participation at the Ordinary and Extraordinary General Meeting 2020 (“Manual”) proposes to provide, in a clear and precise manner, clarifications and guidelines for the participation of our Shareholders in the Meeting, contributing to the full exercise of their voting rights.

This Manual should be read together with the Company's Management Proposal, which is available at the Company's headquarters and on the websites of B3 S.A. - Brasil, Bolsa, Balcão (“B3”), the Brazilian Securities and Exchange Commission (“CVM”), and the Company (www.oi.com.br/ri).

We count on your presence, in the Company’s best interest. Your vote is very important to Oi.

Sincerely,

Rodrigo Modesto de Abreu

Chief Executive Officer

Eleazar de Carvalho Filho

Chairman of the Board of Directors

2. INVITATION

3. THE MEETING

The Company's management invites the Oi’s Shareholders to attend the Meeting to deliberate on the following matters:

At the Ordinary General Meeting:

(1)           Analysis of management accounts, examine, discuss, and vote on the financial statements related to the fiscal year ended on December 31, 2019;

(2)           Deliberate on allocation of the results for the fiscal year ended December 31, 2019;

(3)           Establishment of the total annual compensation of Management and members of the Company's Fiscal Council;

(4)           Elect the members of the Fiscal Council and their respective alternates;

At the Extraordinary General Meeting:

(5)           Ratify the election to the Board of Directors, in addition to the term of office, of appointed members occupying positions on the Board of Directors, pursuant to article 150 of Law No. 6.404/76 at Meetings of the Board of Directors held on March 4 and 13, 2020; and

(6)            Re-ratify the overall administration compensation of the administration approved at the Ordinary and Extraordinary General Meeting held on April 26, 2019.

Before the Meeting is initialed, the Shareholders shall sign the Attendance Book.

In order for the Meeting to be initialed at first call, Shareholders representing at least one quarter (1/4) of the share capital with voting rights must be present, pursuant to Article 125 of Law No. 6.404/76.

If there is not enough quorum for the initiation of the Meeting on first call, the Company will subsequently announce a new date for the holding of the Meeting on the second call, when the Meeting will be initialed with the presence of any number of Shareholders.

Once the quorum for the Meeting has been verified, it will be initialed by the Chairperson of the Board of Directors or by whomever he/she indicates at the time of the Meeting or by means of a power of attorney granted in advance with specific powers. If the Chairperson of the Board of Directors, or the person nominated by him/her is absent or prevented to do so, the Meeting shall be initialed and chaired by the Vice-Chairperson of the Board of Directors or by whomever he/she indicates at the time of the Meeting or by means of a proxy granted in advance with specific powers. If the Vice-Chairperson of the Board of Directors, or the person nominated by him/her, is also absent, it will be up to any Director present to initiate and chair the Meeting. The Chairperson of the Board of the Meeting, in turn, shall choose the respective secretary.

The holders of the Company's preferred shares shall have the right to vote on the matters to be deliberated at such Meeting, in accordance with the prerogative present in paragraph 3 of article 12 of the Company's Bylaws and paragraph 1 of article 111 of Law No. 6.404/76, and shall always vote together with the holders of Oi's common shares.

The deliberations of the Meeting shall be taken by an absolute majority of votes, not counting abstentions, which, however, shall be taken into account for the calculation of the initiation quorum.

Item (1) above aims that the Shareholders analyze the management accounts, examine, discuss and vote on the financial statements for the fiscal year ended December 31, 2019.

Item (2) is intended to determine the allocation of the Company's results for the fiscal year ended December 31, 2019.

Item (3) aims at submitting to the Shareholders the proposal for the overall compensation amount for the members of the Statutory Management, Board of Directors and Fiscal Council for the fiscal year of 2020, in accordance with article 152 and article 162, paragraph 3, of Law 6.404/76.

Item (4), in turn, aims at the election of effective and substitute members to the Company's Fiscal Council, with term of office until the Ordinary General Meeting of 2021, in accordance with article 132, III, of Law 6.404/76.

Item (5) is intended to ratify the election to the Board of Directors, in addition to the term of office, of appointed members occupying positions on the Board of Directors, pursuant to article 150 of Law No. 6.404/76 at Meetings of the Board of Directors held on March 4 and 13, 2020.

Item (6) has as its purpose to re-ratify the overall annual compensation of the Company's Statutory Management for the fiscal year ended December 31, 2019, approved at the Company's Ordinary and Extraordinary General Meeting held on April 26, 2019.

Oi recommends its Shareholders to carefully examine the documents made available to them by the Management, in order to deliberate on said matters.

The documents and information regarding the matters to be deliberated are available at the Company's headquarters and on Oi’s website (www.oi.com.br/ri), as well as on CVM’s website (www.cvm.gov.br) and B3 website (www.b3.com.br).

4. PROCEDURES, GUIDELINES AND DEADLINES FOR PARTICIPATION IN THE MEETING

Oi’s shareholders may attend the Meeting in person or by duly constituted attorneys-in-fact, pursuant to the terms of paragraph 1 of Article 126 of Law No. 6.404/76.

Shareholders are kindly requested to arrive at the Meeting in advance, so that the documents necessary for their participation can be checked.

If you have any questions regarding the procedures and deadlines described below, please contact the Company's Investor Relations Department at invest@oi.net.br.

Shareholders may exercise their right to distance voting by filling in the Distance Voting Form regarding the Meeting. Shareholders who choose to exercise their right to vote by means of Distance Voting Form must observe the rules and formalities described in the Distance Voting Form and in item 12.2 of the Company's Reference Form (Rules, Policies and Practices relating to General Meetings), available on CVM website (www.cvm.gov.br).

Considering the COVID-19 (Coronavirus) pandemic and its possible exceptional consequences, the Company may analyze and implement measures to ease the participation of its shareholders in the Meeting.

4,1. Individuals

We request the individual who wish to participate in person in the Meeting to provide to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, in the City of Rio de Janeiro - RJ, from 9:00 a.m. to 12:00 p.m. and from 2:00 p.m. to 6:00 p.m., for the attention of the Corporate Management and M&A, at least two (2) business days prior to the date designated in the Call Notice for the Meeting, that is, until April 27, 2020, the following documents: (i) proof or extract issued by the bookkeeping institution or person in charge of the custody of the shares containing the respective shareholding interest of the Shareholder, issued by the competent body within three (3) business days prior to the Meeting, when applicable; (ii) certified copies of the identity document and Individual Taxpayer Registration (“CPF”) of the Shareholder.

Should the individual wish to be represented at the Meeting by an attorney-in-fact, he/she shall submit, together with the documents indicated above, the respective power of attorney, with special powers, as well as the certified copies of the identity document and CPF of the attorney-in-fact present at the Meeting, who shall attend the Meeting with such documents. In order to assist the Shareholders, it bears in item 7 of this Manual the model of power of attorney that may be used. The Shareholders may certainly use a power of attorney other than the one suggested in this Manual, provided that in accordance with the provisions of Law 6.404/1976 and Law 10.406, of January 10, 2002, as amended (“Brazilian Civil Code”).

Foreign Shareholders must submit the same documents as the Brazilian Shareholders, except that the documents, before being forwarded to the Company, must be translated into Portuguese by a sworn translator.

Exceptionally, due to the effects generated by the COVID-19 (Coronavirus) pandemic, the Company will waive the submission of apostilled documents by the Foreign Shareholders.

We emphasize that the previous sending of said documents aims to provide greater agility in the registration of the Shareholders and greater agility in the work of preparing the Meeting.

It should be noted that, regarding the above-mentioned period, the Shareholder who attends the Meeting until the beginning of the Meeting, with the required documents, may participate and vote, even if he has not previously deposited them.

4.2. Legal Entities

We request the legal entities who wish to participate in the Meeting to provide to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, in the City of Rio de Janeiro - RJ, from 9:00 a.m. to 12:00 p.m. and from 2:00 p.m. to 6:00 p.m., for the attention of the Corporate Management and M&A, at least two (2) business days prior to the date designated in the Call Notice for the Meeting, that is, until April 27, 2020, the following documents: (i) evidence or extract issued by the bookkeeping institution or by the person in charge of the custody of the shares containing the respective shareholding interest of the Shareholder, issued by the competent body within three (3) business days prior to the Meeting, when applicable; (ii) certified copies of the Instrument of Constitution or Bylaws or Articles of Association, as the case may be, minutes of election of the Board of Directors (when applicable) and minutes of the election of the Executive Officers containing the election of the legal representative(s) present at the Meeting.

Should the legal entity wish to be represented by an attorney-in-fact, it shall submit, together with the documents indicated above, the respective power of attorney, with special powers, as well as the certified copies of the identity document and CPF of the attorney-in-fact present at the Meeting and the minutes of election of the legal representative(s) who signed the power of attorney, these documents must be provided at the time of the Meeting by the attorney-in-fact.  In order to assist the Shareholders, in bears in this Manual the model of power of attorney that may be used. The Shareholders may certainly use a power of attorney other than the one suggested in this Manual, provided that in accordance with the provisions of Law 6.404/1976 and the Brazilian Civil Code.

Foreign Shareholders must submit the same documents as the Brazilian Shareholders, except that the corporate documents, before being forwarded to the Company, must be translated into Portuguese by a sworn translator.

Exceptionally, due to the effects generated by the COVID-19 (Coronavirus) pandemic, the Company will waive the submission of apostilled documents by the Foreign Shareholders.

We emphasize that the previous sending of said documents aims to provide greater agility in the registration of the Shareholders and greater agility in the work of preparing the Meeting.

It should be noted that, regarding the above-mentioned period, the Shareholder who attends the Meeting until the beginning of the Meeting, with the required documents, may participate and vote, even if he has not previously deposited them.

4.3. Investment Funds

We request the investment funds who wish to participate in the Meeting to provide to the Company, at Rua Humberto de Campos nº 425, 5º andar, Leblon, in the City of Rio de Janeiro - RJ, from 9:00 a.m. to 12:00 p.m. and from 2:00 p.m. to 6:00 p.m., for the attention of the Corporate Management and M&A, at least two (2) business days prior to the date designated in the Call Notice for the Meeting, that is, until April 27, 2020, the following documents: (i) evidence or extract issued by the bookkeeping institution or by the person in charge of the custody of the shares containing the respective shareholding interest of the Shareholder, issued by the competent body within three (3) business days prior to the Meeting, when applicable; (ii) certified copies of the Fund's Regulations and Bylaws or Articles of Association of the Fund's manager, as well as the minutes of election of the legal representative(s) present at the Meeting.

Should the investment fund wish to be represented by an attorney-in-fact, it shall submit, together with the documents indicated above, the respective power of attorney, with special powers, as well as the certified copies of the identity document and CPF of the attorney-in-fact present at the Meeting and the minutes of election of the legal representative(s) who signed the power of attorney, these documents must be provided at the time of the

Meeting by the attorney-in-fact. In order to assist the Shareholders, in bears in this Manual the model of power of attorney that may be used. The Shareholders may certainly use a power of attorney other than the one suggested in this Manual, provided that in accordance with the provisions of Law 6.404/1976 and the Brazilian Civil Code.

Foreign Shareholders must submit the same documents as the Brazilian Shareholders, except that the corporate documents, before being forwarded to the Company, must be translated into Portuguese by a sworn translator.

Exceptionally, due to the effects generated by the COVID-19 (Coronavirus) pandemic, the Company will waive the submission of apostilled documents by the Foreign Shareholders.

We emphasize that the previous sending of said documents aims to provide greater agility in the registration of the Shareholders and greater agility in the work of preparing the Meetings.

It should be noted that, regarding the above-mentioned period, the Shareholder who attends the Meeting until the beginning of the Meeting, with the required documents, may participate and vote, even if he has not previously deposited them.

4.4. ADR Holders

In the case of holders of American Depositary Receipts (“ADRs”), the financial institution holding the ADRs in the United States is the Bank of New York, which will send the proxies to ADR holders for them to exercise their voting rights, and will be represented at the Company's Meeting pursuant to the Deposit Agreement entered into with the Company through its representative in Brazil, Itaú Unibanco Bank.

Exceptionally, due to the effects generated by the COVID-19 (Coronavirus) pandemic, the Company will waive the submission of documents apostilled by the ADR holders.

4.5. Distance Voting Form

A Shareholder who chooses to exercise his or her distance voting right may do so: (i) fill out and send the Distance Voting Form directly to the Company, or (ii) transmit the instructions for filling it out to suitable service providers, according to the guidelines below:

4.5.1. Exercise the right to vote through service providers - Distance voting system:

Shareholders who choose to exercise their distance voting rights through service providers shall transmit their voting instructions to their respective custodians, with due regard for the rules determined by them, and shall verify the procedures established by them, as well as the documents and information required by them for such purpose.

It is worth noting that, as determined by CVM Instruction No. 481 of December 17, 2009 (“CVM Instruction No. 481/09"), the Central Depository of B3, upon receiving the Shareholder’s distance voting instructions through their respective custody agents, will disregard any instructions diverging from the same resolution that have been issued by the same CPF or Corporate Taxpayer's Registration number ("CNPJ"), as the case may be.

4.5.2. Submission of the form by the shareholder directly to the Company:

Shareholders who choose to exercise their right to participate and distance voting, by sending the Distance Voting Form directly to the Company, shall forward the following documents to the Company's Investor Relations Department (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):

(i)          The physical copy of the Distance Voting Form, duly completed, initialled and signed; and

(ii)         Certified copy of the following documents:

(a)         For individuals, valid official identity document with photo and CPF of the Shareholder.

(b)         For legal entities: (i) last consolidated Bylaws or Articles of Association (as the case may be), accompanied by any subsequent amendments that have not been consolidated; (ii) corporate documents evidencing the regularity of the representation of the Shareholder; and (iii) valid official identity document with photo and CPF of the legal representative of the Shareholder.

(c)         For investment funds: (i) last investment fund Regulation, consolidated, together with any subsequent amendments thereto that have not been consolidated; (ii) last Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, subject to the investment fund's voting policy), consolidated, together with any subsequent amendments thereto that have not been consolidated; (iii) corporate documents evidencing the regularity of the representation of the administrator or manager and of the Shareholder (as the case may be); and (iv) valid official identity document with photo and CPF of the administrator or manager's legal representative (as the case may be) and of the Shareholder.

Regarding the documents indicated in items "(i)" and "(ii)" above, the Company requests, as the case may be, translated into Portuguese by a sworn translator.

The Distance Voting Form, accompanied by the required documentation, will be considered valid only if received by the Company, in due order, up to seven (7) days prior to the date of the Meeting, that is, until April 23, 2020. Forms received by the Company after that period will be disregarded.

Pursuant to article 21-U of CVM Instruction No. 481/09, the Company will inform the Shareholder, through the e-mail address informed in the Distance Voting Form, whether the documents received are sufficient for the vote to be considered valid, or the procedures and deadlines for any rectification or resubmission, if necessary.

The Shareholder participating in the fungible custody of B3 shares who chooses to exercise his or her distance voting right by sending the Distance Voting Form directly to the Company shall also submit an updated statement of his or her shareholding position issued by the custodian institution (notably, the statement issued by B3). In addition, without prejudice to the participation checks that the Company usually carries out, according to the updated participation records of its shareholder base available to the Company, the Shareholder shall inform the Company, through the e-mail address invest@oi.net.br, of any movement with the shares held by him/her between the base date of such statement and the date of the Meeting, together with the evidence of such movement.

Other information regarding the procedures required for the exercise of the distance voting is described in item 12.2 of the Company's Reference Form.

5. CALL NOTICE

The Call Notice for the Meeting will be published in the newspapers Valor Econômico and Diário Oficial do Estado do Rio de Janeiro, in the editions of March 31 and April 1 and 2, 2020.

CALL NOTICE

Oi S.A. – In Judicial Reorganization

CNPJ/MF: 76.535.764/0001-43

NIRE 33 3 0029520-8

Publicly-held Company

CALL NOTICE

ANNUAL GENERAL AND EXTRAORDINARY SHAREHOLDERS’ MEETING

The Board of Directors of Oi S.A. – In Judicial Reorganization (“Company”) calls the Shareholders to attend the Annual General and Extraordinary Shareholders’ Meeting to be held on April 30, 2020, at 11:00, at the Company’s headquarters’ located at Rua do Lavradio No. 71, Centro, in the City of Rio de Janeiro, RJ, to deliberate on the following items:

At the Annual General Meeting:

(i)                 Analysis of management accounts, examine, discuss, and vote on the financial statements related to the fiscal year ended on December 31, 2019;

(ii)               Allocation of the results for the fiscal year ended December 31, 2019;

(iii)              Establishment of the total annual compensation of Management and members of the Company's Fiscal Council; and

(iv)              Elect the members of the Fiscal Council and their respective alternates;

At the Extraordinary General Meeting:

(v)               Ratify the election to the Board of Directors, in addition to the term of office of appointed members occupying positions on the Board of Directors, pursuant to article 150 of Law No. 6.404/76 at Meetings of the Board of Directors held on March 4 and 13, 2020; and

(vi)              Re-ratify the overall compensation of the administration approved at the Ordinary and Extraordinary General Meeting held on April 26, 2019.

GENERAL INSTRUCTIONS:

1. The documentation and information relating to matters that are going to be deliberated at the Meeting are available at the Company’s headquarters, in the Shareholders’ Participation Manual, on the Company’s Investors Relations page (www.oi.com.br/ri), as well as on the website of the Brazilian Securities Commission (“CVM”) (www.cvm.gov.br) pursuant to CVM Instruction 481/09, and at B3 S.A. - Brasil, Bolsa, Balcão (“B3”) (http://www.b3.com.br/), with the purpose of examination by the Shareholders.

2. The Shareholder’s participation may be in person or by proxy, and it is requested that the Shareholder file the following documents with the Company at Rua Humberto de Campos No. 425, 5th Floor, Leblon, in the City of Rio de Janeiro- RJ, from 9 a.m to 12 p.m. or from 2 p.m. to 6 p.m., up to two (2) business days prior to the Meeting, to the attention of the Corporate and M&A Management: (i) In the case of a Legal Entity: certified copies of the Articles of Incorporation or By-Laws or Articles of Association, minutes of the election of the Officers that contains the election of the legal representative(s) present at the  Meeting; (ii) In the case of an Individual Taxpayer Person: certified copies of the Shareholder’s Identification Document and the Individual Taxpayer Registration Number (CPF); and (iii) In the case of an Investment Fund: certified copies of the Fund’s By-Laws and Articles of Incorporation or and certified copies of the Fund’s manager By-Laws or Articles of Association, as well as the minutes of the election of the legal representative(s) present at the Meeting. In addition to this, the documents indicated in (i), (ii) and (iii) are also required, as the case may be, when the Shareholder is represented by an attorney-in-fact, he or she shall be supported by documents proving the respective mandate, and with special powers, as well as certified copies of the Attorney-in-fact’s Identification Document and Individual Taxpayer Registration Number (CPF). The requirement is intended to grant speed to the Shareholders present at the Meeting. The holders of preferred shares shall have the right to vote all matters subject to deliberation and included in the Agenda of the General and Extraordinary Shareholders’ Meeting convened, pursuant to paragraph 3 of article 12 of the Company’s By-Laws and paragraph 1 of article 111 of Law No. 6404, dated December 15, 1976, as amended from time to time (“Brazilian Corporation Law”), and shall vote jointly with the common shares.

3. The Shareholders participating in the Fungible Custody of Registered Shares of the Stock Exchange who wish to attend the Meeting must submit statement issued up to two (2) business days prior to its realization, containing a respective ownership interest, issued by the competent body.

4. In order to facilitate and encourage the attendance of its shareholders at the General and Extraordinary Shareholders’ Meeting and, in accordance with the CVM rules in particular CVM Rule 481/09, amended by CVM Rule 561/15 and 570/15, the Company will allow remote attendance and the exercise of remote voting, allowing its shareholders to send, by their respective custody agents or directly to the Company, a Distance Voting Bulletin, which is provided by the Company on its Investor Relations website, as well as on the websites of the CVM and B3, together with the other documents that are to be discussed at the Extraordinary General Shareholders’ Meeting, subject to the guidelines contained in the Distance Voting  Bulletin

5. Finally, considering the COVID-19 (Coronavirus) pandemic and its possible exceptional consequences, the Company may analyze and implement measures to ease the participation of its shareholders in the Meeting.

Rio de Janeiro, March 31, 2020.

Eleazar de Carvalho Filho

Chairman of the Board of Directors

6. EXPLANATORY TEXTS OF THE MATTERS TO BE DELIBERATED AT THE MEETING

All documents related to the Agenda are available to the Shareholders at the head office of Oi, on its website (www.oi.com.br/ri), on the pages of the Securities and Exchange Commission (www.cvm.gov.br), and B3 (http://www.b3.com.br/).

To help you make a decision on the matters listed in the Call Notice for the Meeting, we recommend you to carefully read the Management Proposal, filed in CVM's system Empresas.net (www.cvm.gov.br) and on the Company's Investor Relations page (www.oi.com.br/ri).

Any questions or clarifications on the matters on the Agenda of the Meeting may be resolved or obtained, as the case may be, by contacting the Investor Relations Department at invest@oi.net.br.

7. RELATED DOCUMENTS AND LINKS

- www.oi.com.br/ri - information about the Company

- www.b3.com.br – various information about listed companies

- www.cvm.gov.br – Brazilian legislation on Corporations

8. ANNEX I - Power of Attorney

PROCURAÇÃO	POWER OF ATTORNEY

[ACIONISTA], [QUALIFICAÇÃO] (“Outorgante”), nomeia e constitui como seu Procurador o Sr. [NOME], [NACIONALIDADE], [ESTADO CIVIL], [PROFISSÃO], com Carteira de Identidade RG nº [], inscrito no CPF/MF sob o nº [], residente e domiciliado na cidade de [], estado de [], na Rua [], [número], (“Outorgado”) para representar a Outorgante, na qualidade de Acionista da Oi S.A. – Em Recuperação Judicial, (“Companhia”), na Assembleia Geral Ordinária e Extraordinária da Companhia, a ser realizada em primeira convocação no dia 30 de abril de 2020, às 11h, na sede social da Companhia localizada na  Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Assembleia”), e se necessário em segunda convocação em data a ser informada oportunamente, na Sede social da Companhia, aos quais outorga poderes para comparecer à Assembleia e votar, em nome e por conta do Outorgante, em conjunto ou isoladamente, independentemente da ordem de nomeação, em conformidade com as orientações de voto estabelecidas abaixo:

[SHAREHOLDER], [IDENTIFICATION] (“Grantor”), hereby appoints and constitutes Mr. [NAME], [CITIZENSHIP], [MARITAL STATUS], [PROFESSION], with identity Car N. [], registered in the individual Taxpayer Register (CPF/MF) under N. [], resident and domiciled in the City of [], State of [], at [ADDRESS], (“Grantee”) to represent Grantor, in its capacity as shareholder of Oi S.A. – In Judicial Recuperation, (“Company”), in the Company’s Ordinary and Extraordinary Shareholders’ Meeting to be held on first call on April 30th, 2020, at 11 p.m., at the Company’s headquarters located at Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (respectively “Meeting” or “Shareholders’s Meeting”), and, if necessary, on second call, on a date to be timely informed, at the Company’s headquarters, to whom powers are hereby granted to attend to the Shareholders’ Meeting and vote on behalf of Grantor, jointly or individually, irrespective of the order of nomination, in accordance with the voting instructions established below:

Ordem do Dia:	Agenda:
Assembleia Geral Ordinária:	At the Annual General Meeting:

(1) Tomar as contas dos administradores, examinar, discutir e votar as demonstrações financeiras relativas ao exercício social encerrado em 31 de dezembro de 2019:

A favor (    )   Contra (    )   Abstenção (    )

(2) Deliberar sobre a destinação do resultado do exercício social encerrado em 31 de dezembro de 2019:

A favor (    )   Contra (    )   Abstenção (    )

(3) Fixar a verba global anual da remuneração dos Administradores e dos membros do Conselho Fiscal da Companhia:

A favor (    )   Contra (    )   Abstenção (    )

(4) Eleger os membros do Conselho Fiscal e respectivos suplentes:

A favor (    )   Contra (    )   Abstenção (    )

Assembleia Geral Extraordinária:

(5) Ratificar a eleição para o Conselho de Administração, em complementação de mandato, de membros ocupantes de cargos do Conselho de Administração nomeados, na forma prevista no artigo 150 da Lei nº 6.404/76, em Reuniões do Conselho de Administração realizadas em 04 e 13 de março de 2020:

A favor (    )   Contra (    )   Abstenção (    )

(6) Rerratificar a remuneração global da administração aprovada na Assembleia Geral Ordinária e Extraordinária realizada em 26 de abril de 2019:

A favor (    )   Contra (    )   Abstenção (    )

(1) Analysis of management accounts, examine, discuss, and vote on the financial statements related to the fiscal year ended on December 31, 2019:

Approve (    )   Disapprove (    )    Abstention (    )

(2) Allocation of the results for the fiscal year ended December 31, 2019;

Approve (    )   Disapprove (    )    Abstention (    )

(3) Establishment of the total annual compensation of Management and members of the Company's Fiscal Council:

Approve (    )   Disapprove (    )    Abstention (    )

(4) To elect the members of the Fiscal Council and their respective alternates

Approve (    )   Disapprove (    )    Abstention (    )

At the Extraordinary General Meeting:

(5)  Ratify the election to the Board of Directors, in addition to the term of office of appointed members occupying positions on the Board of Directors, pursuant to article 150 of Law No. 6.404/76 at Meetings of the Board of Directors held on March 4 and 13, 2020:

Approve (    )   Disapprove (    )    Abstention (    )

(6) Re-ratify the overall compensation of the administration approved at the Ordinary and Extraordinary General Meeting held on April 26, 2019:

Approve (    )   Disapprove (    )   Abstention (    )

[Cidade], [dia] de [mês] de [ano]               /               [Month], [date] [year]

___________________________________________

Outorgante / Grantor

Por / By: (assinatura autenticada / notarized signature)

Cargo / Title